Exhibit 99.5

QUARTERLY FINANCIAL INFORMATION FOR VIVENDI GAMES

The following tables set forth unaudited quarterly information for each of the years in the four-year period ended December 31, 2007, for the six month period ended June 30, 2008. In Vivendi Games’ opinion, such unaudited quarterly information includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. Interim results for the six months ended June 30, 2008, are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2008. The financial information for the years ended December 31, 2007, 2006 and 2005 is derived from Vivendi Games’ audited financial statements.

This selected information below is only a summary and you should read it together with Vivendi Games’ historical financial statements and the notes related thereto included elsewhere in this document.

Vivendi Games

Quarterly Financial Information

(in thousands of U.S. dollars)

	For the Quarters Ended
	March 31, 2007	June 30, 2007	Six months ended June 30, 2008
		(in thousands)
		(unaudited)
	(as adjusted)
Net sales	$324,822	$352,314	$677,136
Operating income	61,164	44,057	$105,221
Net income	42,780	27,876	$70,656

		For the Quarters Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Year ended December 31, 2007
		(unaudited)
	(as adjusted)		(as adjusted)	(as adjusted)	(as adjusted)
Net sales	$261,562	$308,228	$362,245	$410,716	$1,348,751
Operating income	26,617	48,815	57,274	46,918	179,624
Net income	52,293	40,642	47,737	86,344	227,016

	For the Quarters Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Year ended December 31, 2006
	(unaudited)
Net sales	$167,809	$195,404	$232,594	$421,849	$1,017,656
Operating income	33,203	24,599	34,145	30,494	122,441
Net income	43,519	26,822	35,635	33,304	139,280

	For the Quarters Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Year ended December 31, 2005
		(unaudited)
Net sales	$127,867	$162,799	$198,803	$290,856	$780,325
Operating income (loss)	(3,358)	(1,815)	9,936	37,306	42,069
Net income (loss)	(7,466)	(5,915)	11,125	47,386	45,130